Exhibit 1.1

ALEXANDER & BALDWIN, INC.

Common Stock, without par value

Equity Distribution Agreement

August 13, 2024

KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114	Janney Montgomery Scott LLC 1717 Arch Street Philadelphia, Pennsylvania 19103

A.G.P./Alliance Global Partners 590 Madison Avenue New York, New York 10022	Piper Sandler & Co. 1251 Avenue of the Americas, 6th Floor New York, New York 10020

BofA Securities, Inc. One Bryant Park New York, New York 10036	Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001

Citizens JMP Securities, LLC 600 Montgomery Street, Suite 1100 San Francisco, California 94111

As Agents and/or Forward Sellers

KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114	Citizens JMP Securities, LLC 450 Park Avenue, 5th Floor New York, New York 10022

A.G.P./Alliance Global Partners 590 Madison Avenue New York, New York 10022	Piper Sandler Financial Products II Inc. 1251 Avenue of the Americas New York, New York 10020

Bank of America, N.A. One Bryant Park, 8th Floor New York, New York 10036	Wells Fargo Bank, National Association 30 Hudson Yards New York, New York 10001-2170

As Forward Purchasers

Ladies and Gentlemen:

Alexander & Baldwin, Inc., a Hawaii corporation (the “Company”), confirms its agreement (this “Agreement”) with KeyBanc Capital Markets Inc., A.G.P./Alliance Global Partners, BofA Securities, Inc., Citizens JMP Securities, LLC, Janney Montgomery Scott LLC, Piper Sandler & Co. and Wells Fargo Securities, LLC, each as sales agent and/or principal and/or forward seller (in any such capacity, each an “Agent” and collectively, the “Agents”) and KeyBanc Capital Markets Inc., A.G.P./Alliance Global Partners, Bank of America, N.A., Citizens JMP Securities, LLC, Piper Sandler Financial Products II Inc., and Wells Fargo Bank, National Association, each as forward purchaser (in such capacity, each a “Forward Purchaser” and together the “Forward Purchasers”), with respect to the issuance and sale from time to time by the Company of shares (the “Shares”) of the Company’s common stock, without par value (the “Common Stock”), having an aggregate offering price of up to $200,000,000 (the “Maximum Amount”) in one or more Agency Transactions, through one or more Forward Transactions or pursuant to one or more Terms Agreements (as such terms are each defined below), on the terms and subject to the conditions set forth in this Agreement. For purposes of clarity, it is understood and agreed by the parties hereto that, if shares of Common Stock are offered or sold through any Agent acting as forward seller for a Forward Purchaser (the “Forward Seller”), then such Agent, as Forward Seller, shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Shares, and, except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as Forward Seller, mutatis mutandis. Only an Agent that is, or is affiliated with, a Forward Purchaser may act as Forward Seller for such Forward Purchaser.

The Company may enter into one or more forward stock purchase transactions with any of the Forward Purchasers as set forth in one or more separate letter agreements, each in substantially the form attached as Annex A hereto (including the execution of one or more supplemental confirmations substantially in the form of Annex A thereto) and with such changes therein as the parties thereto may agree (each, a “Master Forward Confirmation” and, collectively, the “Master Forward Confirmations”). Under each Master Forward Confirmation, the Company will, on the terms and subject to the conditions set forth in such Master Forward Confirmation and in this Agreement, deliver and sell to the applicable Forward Purchaser or an affiliate thereof (including the Forward Seller affiliated with such Forward Purchaser) up to the maximum number of shares of Common Stock as may be sold in accordance with this Agreement in connection with such Master Forward Confirmation. In connection with any Master Forward Confirmation entered into as contemplated by this Agreement, the applicable Forward Purchaser or an affiliate thereof will attempt to borrow and then offer, through the applicable Forward Seller on behalf of such Forward Purchaser, the applicable Shares for sale on the terms and subject to the conditions set forth in this Agreement.

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The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-281506) for the registration of certain securities, including the Shares (the “registration statement”), under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder (collectively, the “Rules and Regulations”). The Registration Statement (as defined below) sets forth the material terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, the term “Registration Statement” means the registration statement, as amended, at the time of the registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents or Forward Sellers, including (i) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C of the Rules and Regulations, to be part of the registration statement at the effective time. Except where the context requires, the term “Base Prospectus” means the prospectus dated August 13, 2024, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus. Except where the context otherwise requires, the term “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents, Forward Sellers and Forward Purchasers in connection with the offering of the Shares. Except where the context otherwise requires, the term “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the last sentence of Section 3(aa) and filed in accordance with the provisions of Rule 424(b) of the Rules and Regulations), together with the Base Prospectus attached to or used with the Prospectus Supplement. “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(g). Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

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The Company confirms its agreement with each Agent, Forward Seller and Forward Purchaser as follows:

1.	Sale and Delivery of the Shares.

(a)            Agency and Forward Transactions. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company and the Agents, severally and not jointly, agree that the Company may from time to time issue and sell through an Agent, acting as sales agent for the Company, the Shares (an “Agency Transaction”) and (ii) the Company, the Forward Purchasers and the applicable Forward Sellers, severally and not jointly, agree that the Company may from time to time sell Shares on a forward basis pursuant to a Master Forward Confirmation entered into with the applicable Forward Purchaser in accordance with this Section 1, which shall provide for the forward purchase of such Shares in a number equal to the Forward Hedge Shares (as defined below), and in connection therewith, the Forward Purchaser (or an affiliate thereof) shall use its commercially reasonable efforts to borrow and its affiliated Forward Seller shall use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares pursuant to this Agreement, and the manner in which and other terms upon which such forward sale is to occur (each such transaction being referred to as a “Forward Transaction”). In furtherance of the foregoing, the Company, each Agent, each Forward Seller and each Forward Purchaser agrees as follow:

(i)            The Company may, from time to time, propose to a Designated Agent (as defined below), with respect to an Agency Transaction, or a Designated Forward Purchaser (as defined below) and its affiliated Forward Seller, with respect to a Forward Transaction, the terms of an Agency Transaction or a Forward Transaction, as applicable, by means of a telephone call, electronic mail, or other method mutually agreed to in writing by the parties (confirmed promptly by electronic mail (an “Agency Placement Notice” or a “Forward Placement Notice”, as applicable)) from any of the individuals listed as authorized representatives of the Company on Schedule 1 hereto (each, an “Authorized Company Representative”) (which list may be updated from time to time upon written notice delivered by the Company to the Agents, Forward Sellers and the Forward Purchasers). Any Agency Placement Notice shall specify the trading day(s) for the New York Stock Exchange (the “Exchange”) (which may not be a day on which the Exchange is scheduled to close prior to its regular weekday closing time) on which the Shares are to be sold (each, a “Trading Day”); the maximum number of Shares that the Company wishes to sell in the aggregate on each Trading Day, which number may instead be listed as an amount of aggregate gross proceeds; and the minimum price per share at which the Company is willing to sell the Shares (the “Floor Price”). The electronic mail confirming any Forward Placement Notice shall be in the form attached as Annex B. As used herein “Designated Agent” shall mean, with respect to any Agency Placement Notice, the Agent selected by the Company to act as sales agent in accordance with Section 1(f) hereof, provided that such Agent selected by the Company has agreed to act as sales agent pursuant to Section 1(a)(ii) below, and “Designated Forward Purchaser” shall mean, with respect to any Forward Placement Notice or Amended Forward Placement Notice (as defined below), the Forward Purchaser identified in such Forward Placement Notice or Amended Forward Placement Notice; provided that such Agent selected by the Company has agreed to act as Forward Seller pursuant to Section 1(a)(ii) below.

(ii)           If such proposed terms for an Agency Transaction are acceptable to the Designated Agent, it shall confirm and accept the terms by means of electronic mail delivered to an Authorized Company Representative. If such proposed terms for a Forward Transaction are acceptable to the Designated Forward Purchaser and its affiliated Forward Seller (the “Designated Forward Seller”), they shall confirm and accept the terms by means of electronic mail delivered to an Authorized Company Representative. With respect to a Forward Placement Notice delivered by the Company, the Designated Forward Purchaser and the Designated Forward Seller (each acting in its sole discretion) shall promptly, and in any event prior to the opening of trading on the Trading Day following the Trading Day on which such Forward Placement Notice was received, notify the Company that it chooses to (x) accept the terms proposed in such Forward Placement Notice, (y) decline to participate in the proposed Forward Transaction or (z) propose an amended Forward Placement Notice setting forth the terms upon which the Designated Forward Purchaser and the Designated Forward Seller would participate in the proposed Forward Transaction (such amended Forward Placement Notice, an “Amended Forward Placement Notice”); provided, however, that in the case of clause (z), the Company may accept or reject such Amended Forward Placement Notice in its sole discretion no later than on the Trading Day following the Trading Day on which such Amended Forward Placement Notice was delivered.

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(iii)          (1) Subject to the terms and conditions hereof, each Designated Agent shall use its commercially reasonable efforts consistent with its normal trading and sales practices to sell all of the Shares designated in, and subject to the terms of, an applicable Agency Placement Notice on the Trading Day(s) specified therein. The Designated Agent shall not sell any Shares at a price lower than the Floor Price specified in the applicable Agency Placement Notice. With respect to each applicable Agency Placement Notice, the Company acknowledges and agrees with each Agent that (x) there can be no assurance that a Designated Agent will be successful in selling all or any of such Shares, (y) a Designated Agent shall incur no liability or obligation to the Company or any other person or entity if it does not sell any Shares for any reason other than a failure by such Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement and (z) an Agent shall be under no obligation to purchase any Shares on a principal basis pursuant to this Agreement (except in the case of a Principal Transaction (as defined below) pursuant to this Agreement and the relevant Terms Agreement (as defined below)).

(2) Subject to the terms and conditions hereof and the applicable Master Forward Confirmation, upon the delivery of a Forward Placement Notice and the acceptance thereof by the Designated Forward Purchaser and the Designated Forward Seller or upon the acceptance of an Amended Forward Placement Notice by the Company, the Designated Forward Purchaser (or an affiliate thereof) will use commercially reasonable efforts to borrow, offer and sell shares of Common Stock (such shares, the “Forward Hedge Shares”) through the Designated Forward Seller to hedge the applicable transaction under the applicable Master Forward Confirmation, and the Designated Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares at market prevailing prices in accordance with the terms of such Forward Placement Notice or Amended Forward Placement Notice, as applicable; provided, however, that the number of Forward Hedge Shares sold shall not exceed an amount that when multiplied by the Initial Forward Price (as defined in the Master Forward Confirmation) would exceed the remaining notional amount available under the Maximum Amount. Notwithstanding the foregoing or any other provision of any Master Forward Confirmation, if in respect of any Forward Transaction (x) on or prior to 9:00 a.m., New York City time, on any Trading Day during the Forward Hedge Selling Period (as defined below), in connection with establishing its commercially reasonable hedge position in respect of such Forward Transaction, the Designated Forward Purchaser (or its affiliate), in its good faith and commercially reasonable judgment, is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Shares to be borrowed and sold in accordance with the applicable Forward Placement Notice or Amended Forward Placement Notice or (y) in such Designated Forward Purchaser’s good faith and commercially reasonable judgment, it (or its affiliate) would incur a stock loan cost of more than a rate equal to the Maximum Specified Borrow Rate specified in the Forward Placement Notice or Amended Forward Placement Notice for such Forward Transaction with respect to all or any portion of such full number of Shares, the effectiveness of such Forward Transaction shall be limited to the number of Shares the Designated Forward Purchaser (or its affiliate) is so able to borrow in connection with establishing its commercially reasonable hedge position of such Forward Transaction at a cost of not more than a rate equal to the Maximum Specified Borrow Rate for such Transaction, which, for the avoidance of doubt, may be zero. As used herein, “Forward Hedge Selling Period” means the period of consecutive Trading Days (as specified in the applicable Forward Placement Notice or Amended Forward Placement Notice) beginning on, and including, the Trading Day immediately following the Trading Day on which such Forward Placement Notice is delivered or Amended Forward Placement Notice is accepted; provided, that if, prior to the scheduled end of any Forward Hedge Selling Period, (x) any event occurs that would permit a Forward Purchaser to designate a “Scheduled Trading Day” as a “Termination Settlement Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to, the provisions under the heading “Termination Settlement” in the Master Forward Confirmation or (y) an “Insolvency Filing” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence (or, if later, when persons at the Forward Seller responsible for executing sales of Forward Hedge Shares become aware of such occurrence). If any Forward Hedge Shares are sold during a Forward Hedge Selling Period, the applicable Forward Seller will confirm in writing to the Company the number of Forward Hedge Shares sold on any Trading Day and the volume-weighted sales price thereof no later than the opening of trading on the immediately following Trading Day.

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(iv)          The Company, acting through an Authorized Company Representative, or a Designated Agent, a Designated Forward Purchaser or a Designated Forward Seller may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend an offering of the Shares specified in an applicable Agency Placement Notice for which a Designated Agent is acting as sales agent or an applicable Forward Placement Notice or Amended Forward Placement Notice for which a Designated Forward Seller is acting as sales agent for the Designated Forward Purchaser; provided, however, that such suspension shall not affect or impair the parties’ respective obligations (including obligations under the applicable Master Forward Confirmation) with respect to the Shares (including any Forward Hedge Shares) sold hereunder prior to the giving of such notice. In addition, the Company, acting through an Authorized Company Representative, may, upon notice to the Designated Agent or the Designated Forward Purchaser and its affiliated Designated Forward Seller by telephone (confirmed promptly by electronic mail to the Designated Agent or the Designated Forward Purchaser and its affiliated Designated Forward Seller, as applicable) seek to terminate or amend the terms of an Agency Transaction by the Designated Agent as set forth in an Agency Placement Notice or of a Forward Placement Notice or Amended Forward Placement Notice to the extent not completed at the time of the Designated Agent’s or the Designated Forward Purchaser and its affiliated Designated Forward Seller’s receipt of the Company’s notice of its intent to terminate or amend such Agency Transaction or Forward Placement Notice or Amended Forward Placement Notice, and the Designated Agent or the Designated Forward Purchaser and its affiliated Designated Forward Seller will use its commercially reasonable efforts to implement such termination or amendment; provided, however, the Designated Agent or the Designated Forward Purchaser and its affiliated Designated Forward Seller, as applicable may, in its absolute discretion, reject such termination or amendment and the Designated Agent or the Designated Forward Purchaser and its affiliated Designated Forward Seller, as applicable, will not be obligated to take any action that in its reasonable discretion would disrupt a sale in progress but not yet confirmed.

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(v)           If the terms of any Agency Transaction as set forth in an Agency Placement Notice contemplate that the Shares shall be sold on more than one Trading Day, then the Company and the Designated Agent shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Trading Days, and such additional terms and conditions shall be binding to the same extent as any other terms contained in the relevant Agency Placement Notice.

(vi)          Each Agent, as sales agent in an Agency Transaction, or Forward Seller, as agent in a Forward Transaction, shall not make any sales of the Shares on behalf of the Company or its affiliated Forward Purchaser, as applicable, pursuant to this Agreement, other than (x) by means of ordinary brokers’ transactions on the Exchange that qualify for delivery of the Prospectus in accordance with Rule 153 of the Rules and Regulations, in negotiated transactions or in transactions that are deemed to be “at the market offerings” under Rule 415(a)(4) of the Rules and Regulations, including without limitation sales made to or through market makers other than on an exchange, in block transactions or by any other method permitted by law, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices and (y) such other sales of the Shares permitted by law on behalf of the Company in its capacity as agent of the Company or as agent of its affiliated Forward Purchaser, as applicable, as shall be agreed by the Company and such Agent or Forward Seller in writing.

(vii)         (1) The compensation to the Designated Agent for sales of the Shares in an Agency Transaction with respect to which the Designated Agent acts as sales agent hereunder shall be in the form of commissions equal to up to 2.0% of the gross offering proceeds of the Shares specified in the Agency Placement Notice, unless otherwise specified and agreed by the Designated Agent and the Company in the Agency Placement Notice, including as such Agency Placement Notice may be amended under Section 1(a)(iv) above. The Designated Agent shall provide written confirmation to the Company (which may be provided by email to an Authorized Company Representative) following the close of trading on the Exchange on each Trading Day on which Shares are sold in an Agency Transaction pursuant to an Agency Placement Notice under this Agreement, setting forth (i) the number of Shares sold on such Trading Day, (ii) the gross offering proceeds received from such sales, (iii) the commission payable by the Company to the Designated Agent with respect to such sales and (iv) the net offering proceeds (being the gross offering proceeds for such sales less the commission payable for such sales) (the “Net Offering Proceeds”).

(2) The compensation to the Designated Forward Seller in relation to a Forward Transaction shall be paid in the form of a reduction to the Initial Forward Price (as defined in the Master Forward Confirmation) equal to the product of (x) the Forward Hedge Selling Commission Rate for such Forward Transaction multiplied by (y) the “Volume Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Transaction. “Forward Hedge Selling Commission Rate” means, for any Forward Transaction, the rate specified in the related Forward Placement Notice or Amended Forward Placement Notice, not to exceed 2.0%. The Designated Forward Seller shall provide written confirmation to the Company (which may be provided by email to an Authorized Company Representative) following the close of trading on the Exchange on each Trading Day on which Shares are sold in a Forward Transaction pursuant to a Forward Placement Notice or Amended Forward Placement Notice under this Agreement, setting forth (i) the number of Shares sold on such Trading Day and (ii) the gross offering proceeds received from such sales.

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(viii)       Unless the Designated Agent agrees otherwise in writing, settlement for sales of the Shares in an Agency Transaction pursuant to this Agreement shall occur on the first Trading Day following the date on which such sales are made (or such earlier day as is industry practice for regular-way trading) (each such settlement day, an “Agency Settlement Date”). On each Agency Settlement Date, the Shares sold through the Designated Agent in an Agency Transaction for settlement on such date shall be issued and delivered by the Company to the Designated Agent against payment by the Designated Agent to the Company of the Net Offering Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by delivery of the Shares by the Company or its transfer agent to the Designated Agent’s or its designee’s account (provided, that the Designated Agent shall have given the Company written notice of such designee prior to the relevant Agency Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same-day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Agency Settlement Date, the Company shall (i) hold the Designated Agent harmless against any loss, claim, damage, or expense (including, without limitation, reasonable legal fees and expenses), as incurred, arising out of or as a result from such default by the Company or its transfer agent (if applicable) and (ii) pay the Designated Agent any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(ix)          No later than the opening of the Trading Day following the last date of the Forward Hedge Selling Period set forth in the applicable Forward Placement Notice or Amended Forward Placement Notice (or, if earlier, the date on which the sale of Shares through the Designated Forward Seller are terminated in accordance with the terms of this Agreement or the applicable Master Forward Confirmation), the Designated Forward Purchaser shall execute and deliver to the Company, and the Company, absent manifest error, shall execute and return to the Designated Forward Purchaser, a “Supplemental Confirmation” substantially in the form attached as Exhibit A to the form of Master Forward Confirmation attached as Annex A hereto (each, a “Supplemental Confirmation”). Each Supplemental Confirmation shall set forth the “Trade Date” for such Forward Transaction (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward Transaction (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Base Amount” for such Forward Transaction (which shall, subject to the terms of the Master Forward Confirmation, be the number of Forward Hedge Shares that the Designated Forward Seller has sold during such Forward Hedge Selling Period), the “Maturity Date” for such Forward Transaction (which shall, subject to the terms of the applicable Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days, months or years set forth opposite the caption “Term” in the Forward Placement Notice or Amended Forward Placement Notice for such Forward Transaction, the “Forward Price Reduction Dates” for such Forward Transaction (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Forward Placement Notice or Amended Forward Placement Notice for such Forward), the “Forward Price Reduction Amounts” corresponding to such “Forward Price Reduction Dates” (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Forward Placement Notice or Amended Forward Placement Notice for such Forward Transaction), the “Spread” for such Forward (which shall be the amount set forth opposite the term “Spread” in the Forward Placement Notice or Amended Forward Placement Notice), the “Initial Forward Price” for such Forward (which shall be determined as provided in the Master Forward Confirmation), the “Volume-Weighted Hedge Price,” the “Specified Borrow Rate,” the “Maximum Specified Borrow Rate,” the “Forward Shares,” the “Threshold Number of Shares,” the “Threshold Price” and the “Notice Settlement Number.”

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(x)           Each of the Company, the Designated Forward Purchaser and its affiliated Designated Forward Seller acknowledge and agree that: (i) there can be no assurance that the Designated Forward Purchaser will be successful in borrowing, or that the affiliated Designated Forward Seller will be successful in selling, the Forward Hedge Shares; (ii) the Designated Forward Seller affiliated with such Designated Forward Purchaser will incur no liability or obligation to the Company, the Designated Forward Purchaser or any other person if it does not sell Forward Hedge Shares borrowed by the Designated Forward Purchaser for any reason other than a failure by such Designated Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 1; and (iii) the Designated Forward Purchaser will incur no liability or obligation to the Company, its affiliated Designated Forward Seller or any other person if it does not borrow Forward Hedge Shares for any reason other than a failure by the Designated Forward Purchaser to use commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Section 1. Notwithstanding anything herein to the contrary, the Designated Forward Purchaser’s obligation to use commercially reasonable efforts to borrow all or any portion of the Forward Hedge Shares (and the obligation of its affiliated Designated Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward Transaction hereunder shall be subject in all respects to the provisions under Section 3 in the related Master Forward Confirmation. In acting hereunder, the Agent affiliated with any Forward Purchaser will be acting as agent for its affiliated Forward Purchaser and not as principal.

(b)           Principal Transactions. If the Company wishes to issue and sell the Shares other than as set forth in subsection (a) of this Section 1 (each, a “Principal Transaction”), the Company will notify one or more of the Designated Agents of the proposed terms of such Principal Transaction. If the Designated Agent(s), acting as principal, wishes to accept such proposed terms (which it or they may decline to do for any reason in its or their sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Designated Agent(s) and the Company will enter into an agreement in substantially the form of Exhibit A hereto (each, a “Terms Agreement”) that sets forth the terms of such Principal Transaction, including, without limitation, the time, date and place of delivery of and payment for the Shares to be sold pursuant to such Principal Transaction (each of such date and each Agency Settlement Date, a “Settlement Date”). The terms set forth in a Terms Agreement shall not be binding on the Company or the Designated Agent(s) unless and until each of the Company and the Designated Agent(s) has executed such Terms Agreement accepting all of such terms. The commitment of the Designated Agent(s) to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement shall control.

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(c)           Maximum Number of Shares. Under no circumstances shall the Company propose to the Agents, Forwards Sellers or Forward Purchasers, or the Agents or the Forward Sellers effect, a sale of Shares in an Agency Transaction, a Forward Transaction or a Principal Transaction pursuant to this Agreement if such sale would (i) cause the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement to exceed the Maximum Amount, (ii) cause the number of Shares sold to exceed the number of shares of Common Stock available for offer and sale under the then effective Registration Statement or (iii) cause the number of Shares sold pursuant to this Agreement to exceed the number of Shares authorized from time to time to be issued and sold pursuant to this Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents, Forward Sellers and Forward Purchasers in writing.

(d)           Regulation M. If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other parties and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of each party hereto.

(e)           Black-out Periods. Notwithstanding any other provision of this Agreement, the Agents and Forward Sellers shall not be obligated to offer or sell any Shares hereunder at any time during the period commencing on the date which is fourteen days before the end of each fiscal quarter and ending after the later of (i) the first full business day following the date on which the Company shall file with the Commission its annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, or (ii) the second full business day following the date on which the Company shall issue a press release containing the Company’s earnings for the immediately preceding fiscal quarter and during any period in which the Company is in possession of material non-public information.

(f)            Use of Sales Agents, Forward Sellers and Forward Purchasers. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of the Shares by the Company or any Forward Purchaser shall only be effected by or through only one of the Agents or Forward Sellers, which the Company shall select in its sole discretion in the case of an Agent, on any single given day, but in no event by more than one Agent or Forward Seller, and the Company shall in no event request that more than one Agent or Forward Seller sell Shares on the same day; provided, however, that the foregoing limitation shall apply only with respect to Agency Transactions and Forward Transactions.

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(g)           Continuing Accuracy of Representations and Warranties. Any obligation of (i) the Designated Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent or (ii) the Designated Forward Purchaser (or its affiliate) to use its commercially reasonable efforts to borrow Shares and its affiliated Designated Forward Seller to use commercially reasonable efforts to sell such Shares shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the conditions specified in Section 4 of this Agreement.

2.             Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, each Agent, Forward Seller and Forward Purchaser as follows:

(a)           Effectiveness of Registration. The Registration Statement and any post-effective amendment thereto have become effective. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

(b)           Accuracy of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. (i) At the respective times the Registration Statement and any post-effective amendment thereto became effective, (ii) at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Act, (iii) as of each Time of Sale (as defined below), (iv) at each Settlement Date and (v) at all times during such period as the Prospectus is required by law to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with sales of the Shares (the “Prospectus Delivery Period”), the Registration Statement complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, the Prospectus, as amended or supplemented, complied and will comply in all material respects with the Act and the Rules and Regulations, and, together with all of the then issued Permitted Free Writing Prospectuses, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Base Prospectus (including any amendment thereto) complied when so filed in all material respects with the Rules and Regulations, and the Prospectus (including the Base Prospectus included therein) delivered to the Agents and Forward Sellers for use in connection with the transactions contemplated by this Agreement is identical to the electronically transmitted copy thereof filed with the Commission on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (“EDGAR”), except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 2(b) do not apply to any statements contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information relating to the Agents, the Forward Sellers or the Forward Purchasers furnished in writing to the Company by the Agents, the Forward Sellers or the Forward Purchasers specifically for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), which constitutes the information set forth in Schedule 2 hereto. “Time of Sale” means, (i) with respect to an Agency Transaction or a Forward Transaction, the time of the Agents’ or Forward Sellers’ initial entry into contracts with investors for the sale of such Shares and (ii) with respect to a Principal Transaction, the time of sale of such Shares.

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(c)           Documents Incorporated by Reference. The Incorporated Documents, at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective, as of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement, (ii) at the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares and (iii) at the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(e)           Free Writing Prospectuses. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) of the Rules and Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Act and the Rules and Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Rules and Regulations or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the Rules and Regulations. Each free writing prospectus, as of its issue date and at each Representation Date (as defined below), the date on which an Agency Placement Notice or Forward Placement Notice is given, any date on which the Shares are sold hereunder and each Settlement Date, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. Except for the Permitted Free Writing Prospectuses, if any, the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus in connection with the sale of Shares hereunder without the prior consent of the Agents, Forward Sellers, and Forward Purchasers.

(f)            No Material Adverse Effects. Except as otherwise disclosed in the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus (i) there has been no material adverse change, in the condition (financial or other), results of operations, business, properties or prospects of the Company or the direct and indirect subsidiaries (as defined in Rule 1-02(x) of Regulation S-X) of the Company (the “Subsidiaries”), taken as a whole (in any such case, a “Material Adverse Effect”), (ii) none of the Company or any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction or agreement, other than in the ordinary course of business, that, individually or in the aggregate, is material with respect to the Company and the Subsidiaries, taken as a whole, and (iii) none of the Company and the Subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree, which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. For the avoidance of doubt, as used in this Agreement, the term Subsidiaries shall not include Alexander & Baldwin Foundation and Brydeswood Water Company.

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(g)           Due Incorporation; Subsidiaries. Each of the Company and the Subsidiaries has been duly incorporated or organized, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the state of its jurisdiction of organization and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, except where the failure to be in good standing or have such power and authority would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each of the Company and the Subsidiaries is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(h)           Capitalization. All of the issued and outstanding shares of each of the Company and the Subsidiaries that is a corporation, all of the issued and outstanding partnership interests of each of Subsidiaries that is a limited partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each of the Subsidiaries that is a limited liability company have been duly authorized and validly issued, are (except in the case of general partnership interests and limited liability company interests) fully paid and non-assessable and are free and clear of any lien, security interest, mortgage, pledge, encumbrance or claim (each, a “Lien”), except as otherwise disclosed in the Prospectus. None of the issued and outstanding shares of capital stock of any of the Company and the Subsidiaries that is a corporation, none of the issued and outstanding partnership interests of any of the Subsidiaries that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any Subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any security holder of such entity or any other person. Except with respect to investments in joint ventures as disclosed in the Prospectus, the Company does not own or control, directly or indirectly, any corporation, association, limited liability company, partnership or other entity other than the Subsidiaries.

(i)            Agreement Duly Authorized. This Agreement has been duly authorized, executed and delivered by the Company and the form of Master Forward Confirmation has been duly authorized, executed and delivered by the Company. The Company has full right, power and authority to execute, deliver and perform its obligations under this Agreement and, subject to board approval of the applicable forward sale, the Company has full right, power and authority to execute, deliver and perform its obligations under each Master Forward Confirmation.

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(j)            Authorized Capitalization. The Company has an authorized capitalization as set forth in the Prospectus. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(k)           Common Stock. The Common Stock conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus; the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and conform to the description thereof contained in the Prospectus.

(l)            No Registration Rights. Other than as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any shares of Common Stock or any other securities of the Company owned or to be owned by such person or to require the Company to include such Common Stock or other securities in the Registration Statement. To the extent any person has such registration or other similar rights, such rights, if any, have been waived with respect to the registration of securities in connection with the Registration Statement.

(m)          No Consent of Governmental Body Needed. No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and each Master Forward Confirmation, except (i) such as have been made or obtained under the Act, or (ii) the consents, approvals, authorizations, registrations or qualifications as may be required by state securities or “Blue Sky” laws or by the Financial Industry Regulatory Authority (“FINRA”).

(n)           FINRA. None of the Company, the Subsidiaries, nor, to the Company’s knowledge, any of its affiliates (A) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (B) directly, or indirectly through one or more intermediaries, controls or is under common control with any member firm of FINRA. The Company meets the requirements for the use of Form S-3 under the Securities Act specified in FINRA Rule 5110(h)(1)(C). The Company is an “experienced issuer” as defined in FINRA Rule 5110(j)(6).

(o)           No Breach of Obligations or Charter. None of the Company or the Subsidiaries is (i) in violation of its (a) in the case of a corporation, charter and by-laws (collectively, the “Corporation Organizational Documents”); (b) in the case of a limited or general partnership, partnership certificate, certificate of formation or similar organizational document and partnership agreement (collectively, the “Partnership Organizational Documents”); (c) in the case of a limited liability company, articles of organization, certificate of formation or similar organizational documents and operating agreement, limited liability company agreement, membership agreement or other similar agreement (collectively, the “LLC Organizational Documents”); (d) in the case of a trust, certificate of trust, certificate of formation or similar organizational document and trust agreement or other similar agreement (together with the Corporation Organizational Documents, the Partnership Organizational Documents and the LLC Organizational Documents, the “Organizational Documents”); and (e) in the case of any other entity, the organizational and governing documents of such entity, (ii) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Subsidiaries or any of their respective assets or properties or (iii) in breach or default in the performance or observance of any obligation, agreement, covenant or condition contained in any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which it is a party or by which it is bound or to which any of its property or assets are subject (collectively, “Company Documents”), except, in the cases of clauses (ii) or (iii) for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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(p)           Performance of Obligations and Contracts. The execution, delivery and performance by the Company of this Agreement and each Master Forward Confirmation and the consummation by the Company of the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds” and compliance by the Company with their respective obligations under this Agreement and each Master Forward Confirmation, (i) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, event or condition which gives any person the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of the Company or any Subsidiary thereunder including, without limitation, upon the occurrence of a change of control of any of the Company or any Subsidiary or other similar events (each, a “Termination Event”) or event or condition which, either immediately or with notice or passage of time or both, (a) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary, or (b) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or any Subsidiary is a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be (each, a “Repayment Event”) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any Company Documents, except for any such conflict, breach, default, Termination Event, Repayment Event or Lien that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (ii) will not result in any violation of (a) the provisions of the Organizational Documents of the Company or any Subsidiary or (b) (assuming compliance with any applicable securities or “Blue Sky” laws of the jurisdictions in which the Shares are sold by the Agents or Forward Sellers and assuming that the Agents and Forward Sellers comply with the agreements contained herein) law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective assets, properties or operations, except, in the case of clause (b), for any violation that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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(q)           Title to Real and Personal Property. Except as otherwise disclosed in the Prospectus, (i) the Company and the Subsidiaries have good and marketable title (in fee simple) to all real property described in the Prospectus as being owned by them, and none of the Company or any Subsidiary has received notice of any claim that has been or may be asserted by anyone adverse to the rights of the Company and the Subsidiaries with respect to such assets or affecting or questioning the rights of any of the Company or any Subsidiary to the continued ownership, possession or occupancy of such real property, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) all Liens or restrictions on or affecting the real property of the Company and any Subsidiary that are required to be disclosed in the Prospectus are disclosed therein, and all such Liens or restrictions which are not disclosed in the Prospectus could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iii) no person or entity has an option or right of first refusal or any other right to purchase any of the assets leased to or owned by the Company or any Subsidiary; (iv) each of the assets controlled by the Company or any Subsidiary has access to public rights of way, either directly or through insured easements, except where the failure to have such access would not, individually or in the aggregate, have a Material Adverse Effect; (v) each of the assets controlled by the Company or any Subsidiary is served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations, except where the failure to have such public utilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vi) the assets controlled by the Company or any Subsidiary comply, in all material respects, with all applicable codes and zoning and subdivision laws and regulations or is permitted as a legal non-conforming use; (vii) all of the leases under which the Company or any Subsidiary leases (as lessee) any real property or improvements or any equipment relating to such real property or improvements are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company or any Subsidiary is in default in the payment of any amounts due under any such leases or in any other default thereunder and none of the Company or any Subsidiary knows of any event that, with the passage of time or the giving of notice or both, would constitute a default under any such lease, except such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (viii) there is no pending or, to the knowledge of the Company or any Subsidiary, threatened condemnation, zoning change, or other proceeding or action that could in any manner affect the size of, use of, improvements on, construction on or access to any asset controlled by the Company or any Subsidiary, except such proceedings or actions that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and (ix) none of the Company or any Subsidiary nor any lessee of any of the real property or improvements of the Company or any Subsidiary is in default in the payment of any amounts due or in any other default under any of the leases pursuant to which the Company or any Subsidiary leases (as lessor) any of its real property or improvements (whether directly or indirectly through partnerships, joint ventures or otherwise), and none of the Company or any Subsidiary knows of an event which, with the passage of time or the giving of notice or both, would constitute such a default under any of such leases, except such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(r)            Necessary Licenses, Compliance with Laws and Regulations. The Company and the Subsidiaries possess such permits, licenses, approvals, accreditations, certifications, registrations, certificates, consents, easements, orders and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies to the extent required to conduct the business to be operated by them as described in the Prospectus, except where the failure to possess such Governmental Licenses would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to comply would not, individually or in the aggregate, result in a Material Adverse Effect. None of the Company or any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses, except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(s)           Litigation. Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or any of the Subsidiaries, threatened, against or affecting the Company or any of the Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(t)            Labor Matters. No labor dispute with the employees of any of the Company or any Subsidiary exists or, to the knowledge of the Company or any Subsidiary, is threatened, in each case, which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(u)           Benefits and Employment Matters. None of the following events has occurred or exists: (i) except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (A) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”) or Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to a Plan (as defined below) that is subject to Title IV of ERISA, determined without regard to any waiver of such obligations or extension of any amortization period; (B) a non-exempt prohibited transaction with respect to any Plan; (C) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation (“PBGC”) or any other federal, state or foreign governmental or regulatory agency with respect to the employment, compensation or benefits of employees of the Company or any Subsidiary; or (D) any breach or termination of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment, compensation or benefits of employees of the Company or any Subsidiary or with respect to a Plan, and (ii) except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (A) the fair market value of the assets of each Plan is less than the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (B) except as disclosed in the Registration Statement and the Prospectus, a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and any Subsidiary, or that are anticipated to be made in a future fiscal year of the Company and any Subsidiary, compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (C) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and the Subsidiaries in the current fiscal year of the Company and any Subsidiary compared to the amount of such obligations in the Company’s most recently completed fiscal year; (D) any event or condition giving rise to a liability under Title IV of ERISA with respect to a Plan (other than to make contributions in the ordinary course) or any receipt by the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code) of a determination that a multiemployer plan (defined as a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA) is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), or in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (E) a “reportable event” (within the meaning of Section 4043(c) of ERISA) with respect to a Plan, notice of which is not waived by the PBGC; or (F) the filing of a claim by one or more employees or former employees of the Company or any Subsidiary related to his, her or their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any member of its Controlled Group has or may reasonably be expected to have any liability.

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(v)           Title to Intellectual Property. (i) the Company and the Subsidiaries own and possess or have valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that are described in the Prospectus or that are necessary for the conduct of their respective businesses as described in the Prospectus; (ii) none of the Company or any Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any Subsidiary therein; (iii) there are no third parties who have or, to the knowledge of the Company or any Subsidiary, will be able to establish rights to any Intellectual Property of the Company or any Subsidiary and (iv) there is no pending or, to the knowledge of any the Company or any Subsidiary, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any such Intellectual Property, except in the case of each of clauses (i)-(iv) as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

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(w)          Environmental Matters. Except as described in the Registration Statement and the Prospectus: (i) except for any matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and any Subsidiary and their respective properties, assets and operations (a) are, and, except for matters which have been resolved, have been, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the manufacture, generation, storage, treatment, use, processing, distribution, handling, transportation, Release (as defined herein) or threat of Release of Hazardous Materials (as defined herein) (collectively, “Environmental Laws”), (b) have received and are, and, except for matters which have been resolved, have been, in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, which notice remains unresolved, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials at any location, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, (f) are not subject to any civil, criminal or administrative action, suit, claim, hearing or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary under any Environmental Law, and (g) are not subject to any lien, charge, encumbrance or restriction that has been recorded under any Environmental Law with respect to any facility or property owned or operated by the Company or any of its subsidiaries; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in or incorporated by reference in the Registration Statement and the Prospectus, (a) there are no material proceedings that are pending, or that are known to be contemplated, against the Company and its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed that no monetary sanctions of $300,000 or more will be imposed, (b) neither the Company nor any of its subsidiaries is aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to have a Material Adverse Effect and (c) none of the Company and its subsidiaries currently expects to make material capital expenditures in order to comply with any Environmental Laws. “Hazardous Materials” means any pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, biohazardous waste, petroleum or petroleum derived substance or waste, asbestos or asbestos containing materials, PCBs, lead, pesticides, per- or polyfluoroalkyl substances, toxic mold, radon or radioactive materials or any constituent of or material containing any of the foregoing, including any substance, material or waste identified or regulated under any Environmental Law. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, emanating or disposing of any Hazardous Materials into the Environment (as defined herein), including, without limitation, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Hazardous Material or any release, emission or discharge as those terms are defined or used in any Environmental Law. “Environment” means any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, natural resources, buildings, structures, and ambient, workplace and indoor air.

(x)           Taxes. The Company and the Subsidiaries have filed all foreign, federal, state, local and franchise tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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(y)           Qualification as a REIT. Commencing with the Company’s taxable year ended December 31, 2017, the Company has been and is organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Code; and the Company’s proposed method of operation as described in the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code.

(z)            Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries have title insurance on all real property and improvements owned or leased under a ground lease, as the case may be, by them, in each case in such amounts as are prudent and customary, and the Company and the Subsidiaries are entitled to all benefits of the insured thereunder, and each such property is insured by extended coverage hazard and casualty insurance in amounts and on such terms as are customarily carried by owners and, if applicable, lessors of properties similar to those owned by the Company and the Subsidiaries (in the markets in which the properties of the Company and the Subsidiaries are located), and the Company and the Subsidiaries carry comprehensive general liability insurance and such other insurance as is customarily carried by owners and, if applicable, lessors of properties similar to those owned by the Company and the Subsidiaries in amounts and on such terms as are customarily carried by owners and, if applicable, lessors of properties similar to those owned by the Company and the Subsidiaries (in the markets in which the properties of the Company and the Subsidiaries are located) and the Company and the Subsidiaries are named as an additional insured on all policies required under the leases for such properties.

(aa)         Dividends. No Subsidiary is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, any Subsidiary from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, any other Subsidiary, in each case except as described in the Prospectus.

(bb)        Financial Statements. The consolidated financial statements of the Company, together with the related schedule and notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company at the dates indicated and the results of operations, changes in invested equity and cash flows of the Company for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles or “GAAP” (as defined in Item 10 of Regulation S-K), applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Act, or the Exchange Act, as applicable, and no other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus pursuant to Rule 3-14 of Regulation S-X or otherwise. The pro forma financial statements of the Company, if any, and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus, if any, present fairly in all material respects the information shown therein and have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the required information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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(cc)         Company Independent Accountant. Each accounting firm that has certified the financial statements and supporting schedules of the Company incorporated by reference in the Registration Statement and the Prospectus (the “Company Accountants”) and who has delivered the comfort letter referred to in Section 4(h) hereof, is an independent public accountant as required by the Exchange Act and is registered with the Public Company Accounting Oversight Board (“PCAOB”).

(dd)         Accounting System. The Company maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of the date hereof, except as disclosed in the Registration Statement and the Prospectus, the Company is not aware of (i) any “significant deficiency” or “material weakness” (in each case, as defined in PCAOB No. 5) in the Company’s internal control over reporting, whether or not subsequently remediated, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(ee)         Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, which controls and procedures (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) are effective in all material respects to perform the functions for which they were established, in each case, except as disclosed in the Registration Statement and the Prospectus.

(ff)          Sarbanes-Oxley. There is and has been no failure on the part of the Company or any Subsidiary, nor, to the knowledge of the Company or any of the Subsidiaries, any of their respective directors, members or managers, as applicable, or officers, in their capacities as such, to comply in all material respects with any applicable provision of and the rules and regulations under the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

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(gg)        Statistical and Market Data. Nothing has come to the attention of the Company or any of the Subsidiaries that has caused the Company or any Subsidiary to believe any statistical, demographic, market-related and similar data included in the Registration Statement or the Prospectus is not based on or derived from sources that the Company and the Subsidiaries believe to be reliable and accurate in all material respects.

(hh)        Exchange Act Registration and Stock Exchange Listing. The Common Stock is registered under Section 12(b) of the Exchange Act, and the Shares (including the maximum number of shares of Common Stock deliverable upon settlement of all Forward Transactions) are listed on the Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company is in material compliance with all applicable listing requirements of the Exchange.

(ii)           Investment Company. The Company is not, nor upon the issuance and sale of the Shares as herein contemplated and the receipt and application of the net proceeds therefrom as described in the Registration Statement and the Prospectus under the caption “Use Of Proceeds,” will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(jj)           No Price Stabilization or Manipulation. None of the Company or the Subsidiaries has taken, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of Regulation M under the Exchange Act.

(kk)         No Unlawful Contributions or Payments. None of the Company or any Subsidiary or any director, officer, or, to the knowledge of the Company or its Subsidiaries, any agent, employee, affiliate or other person acting on behalf of the Company or any Subsidiary has taken any action, directly or indirectly, that has resulted or would result in (i) the use of any Company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) the making or taking of an act in furtherance of an offer, promise or authorization, by of for the benefit of the Company, of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or -controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) the violation by any such person, with respect to the business of the Company, of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, each for the benefit of the Company. Since April 24, 2019, the Company and each Subsidiary have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

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(ll)           Compliance with Anti-Money Laundering Laws. The operations of the Company and each Subsidiary are and have been conducted in material compliance with applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or Subsidiaries, is threatened.

(mm)       No Conflicts with Sanctions Laws. None of the Company or any Subsidiary or any director, officer, or, to the knowledge of the Company or Subsidiaries, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any Subsidiary is currently the subject or the target of any economic of financial sanctions administered or enforced by the U.S. Government through the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State (and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority with jurisdiction over the Company or any Subsidiary (collectively, “Sanctions”), nor is the Company or any Subsidiary located, organized or resident in a country or territory that is the subject or the target of Sanctions (including, without limitation, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”)). None of the Company or any Subsidiary will directly or knowingly indirectly use any of the proceeds from the sale of Shares in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, to the extent in violation of Sanctions (ii) to fund or facilitate any activities of or any business in any Sanctioned Country, to the extent in violation of Sanctions, or (iii) in any other manner that could result in a violation by any person participating in the transaction, whether as sales agent, advisor, investor or otherwise, of any Sanctions. Since April 24, 2019, the Company and each Subsidiary have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country, in violation of applicable Sanctions.

(nn)        Brokers and Finders. There is not a broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for discounts and commissions payable to the Agents, Forward Sellers, or Forward Purchasers in connection with the sale of the Shares pursuant to this Agreement.

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(oo)         Actively Traded. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

(pp)        Company Certificates. Any certificate signed by any officer of the Company and delivered to the Agents, the Forward Sellers or the Forward Purchasers or to counsel for the Agents, the Forward Sellers or the Forward Purchasers shall be deemed a representation and warranty by the Company to the Agents, the Forward Sellers or the Forward Purchasers as to the matters covered thereby.

(qq)        Cybersecurity. Except as otherwise disclosed in the Registration Statement and the Prospectus, to the knowledge of the Company, (i)(a) there has been no material security breach or other compromise of any of the information technology and computer systems, networks, hardware, software, websites, applications, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology of the Company or any Subsidiary (collectively, “IT Systems and Data”) and (b) none of the Company or any Subsidiary has been notified of, or has any knowledge of, any event or condition that could result in, any material security breach or other compromise to their IT Systems and Data; (ii) each of the Company and the Subsidiaries is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) each of the Company and the Subsidiaries has implemented commercially reasonable backup and disaster recovery technology, controls, policies, procedures and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data (including all personal, personally identifiable, sensitive, confidential or regulated data).

3.             Agreements of the Company. The Company covenants and agrees with each Agent, Forward Seller and Forward Purchaser as follows:

(a)           Amendments and Supplements to the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. The Company shall not, during the Prospectus Delivery Period, amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, after the date of delivery of an Agency Placement Notice or a Forward Placement Notice and prior to the related Settlement Date that is reasonably disapproved by the Agents, the Forward Sellers or the Forward Purchasers promptly after reasonable notice thereof; provided, however, that the Company may file any information required to be filed by Sections 13(a), 13(c) or 15(d) of the Exchange Act upon reasonable notice to the Agents, the Forward Sellers and the Forward Purchasers irrespective of disapproval by the Agents, the Forward Sellers or the Forward Purchasers.

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(b)           Material Misstatements or Omissions and Other Compliance with Applicable Law. If, after the date hereof and during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus or any Permitted Free Writing Prospectus, or to file any document in order to comply with the Act or the Exchange Act, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of the Agents, the Forward Sellers or the Forward Purchasers it is otherwise necessary to amend or supplement the Prospectus or any Permitted Free Writing Prospectus or to file any document under the Exchange Act for the purpose of incorporating it by reference into the Registration Statement or the Prospectus in order to comply with the Act or the Exchange Act, the Company shall promptly (i) notify the Agents, the Forward Sellers and the Forward Purchasers of any such event, development or condition (and confirm such notice in writing) and (ii)(x) prepare and file with the Commission and furnish at its own expense to the Agents, the Forward Sellers and the Forward Purchasers (subject to subsections (a) and (g) of this Section 3) an amendment or supplement to the Prospectus or such Permitted Free Writing Prospectus necessary in order to make the statements in the Prospectus or such Permitted Free Writing Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus, as amended or supplemented, will comply with the Act or the Exchange Act.

(c)           Notifications to the Agents, the Forward Sellers and the Forward Purchasers. The Company shall notify the Agents, the Forward Sellers and the Forward Purchasers promptly, and shall confirm such notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or for additional information related to the transactions contemplated by this Agreement, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof and (iv) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus. If at any time the Commission shall issue any such stop order suspending the effectiveness of the Registration Statement, the Company shall use its best efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B, 430C and 462(b) of the Rules and Regulations and to notify the Agents, the Forward Sellers and the Forward Purchasers promptly of all such filings.

(d)           Registration Statement. The Company shall, if required by any Agent, Forward Seller or Forward Purchaser, furnish to each Agent, Forward Seller and Forward Purchaser, without charge, two conformed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, provided, however, that the Company shall have no obligation to provide any Registration Statement and any post-effective amendment thereto, including financial statements and schedules, filed or furnished on EDGAR.

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(e)           [Reserved.]

(f)            Prospectus. The Company shall furnish to each Agent, Forward Seller and Forward Purchaser, without charge, as many copies of the Prospectus and any amendment or supplement thereto as an Agent, Forward Seller or Forward Purchaser may reasonably request (to the extent not previously delivered or filed on EDGAR) via electronic mail in “.pdf” format and, at the Agents’, Forward Sellers’ or Forward Purchasers’ request, to furnish copies of the Prospectus to the Exchange and each other exchange or market on which sales of the Shares were or are expected to be effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Agents, the Forward Sellers and the Forward Purchasers during the Prospectus Delivery Period. If the Agents, the Forward Sellers or the Forward Purchasers are required to deliver, under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Act, or after that time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, then, upon the request of the Agents, the Forward Sellers or the Forward Purchasers, and at the Company’s own expense, the Company shall prepare and deliver to the Agents, the Forward Sellers and the Forward Purchasers as many copies as the Agents, the Forward Sellers or the Forward Purchasers may reasonably request of an amended Registration Statement or amended and supplemented Prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Act, as the case may be, and the Company agrees to pay the expenses of the printing of such documents.

(g)           Permitted Free Writing Prospectuses. The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Agents, the Forward Sellers and the Forward Purchasers (whose consent shall not be unreasonably withheld), shall not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, which is required to be retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Agents, the Forward Sellers and the Forward Purchasers hereto shall be deemed to have been given in respect of each of the free writing prospectuses set forth in Schedule 3 hereto. Any such free writing prospectus consented to by the Agents, the Forward Sellers and the Forward Purchasers is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents and agrees that (i) it has treated and shall treat, as the case may be, each Permitted Free Writing Prospectus as a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations and (ii) it has complied and shall comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including, without limitation, in respect of timely filing with the Commission, legending and record keeping. The Company agrees not to take any action that would result in the Agents, Forwards Sellers, Forward Purchasers or the Company being required to file pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Agents, the Forward Sellers or the Forward Purchasers that the Agents, the Forward Sellers or the Forward Purchasers otherwise would not have been required to file thereunder.

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(h)           Registration Statement Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement relating to the Shares (the “Renewal Deadline”), this Agreement is still in effect and any of the Shares remain unsold by the Agents and Forward Sellers, this Agreement shall automatically terminate on such Renewal Deadline unless prior to the Renewal Deadline, the Company has filed a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers. The Company will use its commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline (if the Company is not then eligible to file an automatic shelf registration statement). Subject to the approval of its board of directors, unless this Agreement is automatically terminated as provided above, the Company will use its commercially reasonable efforts to take all other action reasonably necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated herein and in the expired registration statement relating to the Shares. References herein to the Registration Statement relating to the Shares shall include such new shelf registration statement.

(i)            Compliance with Blue Sky Laws. The Company shall cooperate with the Agents, Forward Sellers, Forward Purchasers and counsel therefor in connection with the registration or qualification (or the obtaining of exemptions therefrom) of the Shares for the offering and sale under the securities or Blue Sky laws of such jurisdictions as the Agents, the Forward Sellers or the Forward Purchasers may request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and to continue such registration or qualification in effect so long as necessary under such laws for the distribution of the Shares; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject (except service of process with respect to the offering and sale of the Shares).

(j)            Delivery of Financial Statements. During the period of three years commencing on the later of the date hereof and the effective date of the Registration Statement for the distribution of the Shares, the Company shall furnish to each Agent, Forward Seller and Forward Purchaser copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and shall furnish to each Agent, Forward Seller and Forward Purchaser a copy of each annual or other report it shall be required to file with the Commission, provided, however, that the Company shall have no obligation to provide the Agents, the Forward Sellers or the Forward Purchasers with any financial statements and other periodic and special reports filed or furnished on EDGAR.

(k)            Availability of Earnings Statements. The Company shall make generally available to holders of its securities and the Agents, the Forward Sellers and the Forward Purchasers as soon as may be practicable following the calendar quarter in which the most recent effective date of the Registration Statement occurs in accordance with Rule 158 of the Rules and Regulations, an earnings statement (which need not be audited but shall be in reasonable detail) covering the period of 12 months commencing after such effective date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

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(l)            Payment of Certain Expenses. Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay, or reimburse if paid by the Agents, the Forward Sellers and the Forward Purchasers, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each Permitted Free Writing Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus (including the filing fees payable to the Commission relating to the Shares within the time required by Rule 456 of the Rules and Regulations), (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Agents, the Forward Sellers or the Forward Purchasers, (v) the listing of the Shares (including the maximum number of shares of Common Stock deliverable upon settlement of all Forward Transactions) on the Exchange, (vi) any filings required to be made by the Agents, the Forward Sellers or the Forward Purchasers with FINRA, and the fees, disbursements and other charges of counsel for the Agents, the Forward Sellers and the Forward Purchasers in connection therewith, (vii) the registration or qualification of the Shares for offer and sale under the Act and the securities or Blue Sky laws of such jurisdictions designated pursuant to subsection (i) of this Section 3, including the fees, disbursements and other charges of counsel to the Agents, the Forward Sellers and the Forward Purchasers in connection therewith, and, if requested by the Agents, the Forward Sellers and the Forward Purchasers, the preparation and printing of preliminary, supplemental and final Blue Sky or Legal Investment memoranda, (viii) counsel to the Company, (ix) The Depository Trust Company and any other depositary, transfer agent or registrar for the Shares, (x) the Company Accountants and (xi) all fees, costs and expenses for consultants used by the Company in connection with the offering. It is understood, however, that, except as provided in this Agreement, the Agents, the Forward Sellers and the Forward Purchasers will pay all of their own costs and expenses, including the fees of their counsel.

(m)           No Stabilization or Manipulation. The Company shall not at any time, directly or indirectly (including, without limitation, through any Subsidiary), take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(n)           Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds.”

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(o)           Clear Market. During the pendency of any Agency Placement Notice or a Forward Placement Notice, the Company shall provide the Designated Agent or the Designated Forward Purchaser and its affiliated Forward Seller notice as promptly as practicable, but in no event less than one day in advance, before it offers to sell, sell, pledge, hypothecate, contract or agree to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Act of any shares of the Common Stock; provided, that such notice shall not be required in connection with the following transactions (including any related registration under the Act of shares of Common Stock) (i) the offering and sale of the Shares through the Agents or Forward Sellers pursuant to this Agreement, (ii) the issuance of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus or upon any settlement under any Master Forward Confirmation, (iii) the issuance, grant or sale of shares of Common Stock, options to purchase Common Stock, stock units to purchase Common Stock or Common Stock issuable upon the exercise of options, stock units or other equity awards granted pursuant to existing employee benefit or stock incentive plans of the Company, (iv) the issuance of shares of Common Stock pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, (v) the issuance of securities in connection with any previously announced stock dividend or distribution by the Company on any class of its capital stock or (vi) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus. For the avoidance of doubt, an announcement issued on a press release or that is filed or furnished on EDGAR shall constitute an announcement under section (v) above. If notice of a proposed transaction is provided by the Company pursuant to this subsection (o), the Agents, the Forward Sellers or the Forward Purchasers may suspend activity of the transactions contemplated by this Agreement for such period of time as may be requested by the Company or as may be reasonably deemed appropriate by the Agents, the Forward Sellers or the Forward Purchasers.

(p)           Stock Exchange Listing. The Company shall use its best efforts to cause the Shares (including the maximum number of shares of Common Stock deliverable upon settlement of all Forward Transactions) to be listed on the Exchange and to maintain such listing.

(q)           Additional Notices. The Company shall notify the Agents, Forward Sellers and Forward Purchasers immediately after it shall have received notice or obtained knowledge of any information or fact that would alter or affect any opinion, certificate, letter or any other document provided to the Agents, Forward Sellers or Forward Purchasers pursuant to Section 4 below.

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(r)            Representation Date Certificates. Upon commencement of the offering of the Shares under this Agreement, and (A) each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than due to the filing of an Incorporated Document or a prospectus supplement relating solely to the offering of securities pursuant to the Registration Statement other than the Shares), (ii) there is filed with the Commission an Annual Report on Form 10-K under the Exchange Act (other than an amendment thereto, if any, containing the information required by Part III of the Annual Report on Form 10-K or containing financial information of a tenant of the Company or its subsidiaries), (iii) there is filed with the Commission a Quarterly Report on Form 10-Q under the Exchange Act, (iv) upon a reasonable request from the Agents, the Forward Sellers or the Forward Purchasers given upon reasonable advance notice with respect to a Current Report on Form 8-K containing amended financial information (other than an earnings release to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K, and other than a report on Form 8-K containing financial information of a property or a tenant of the Company or its subsidiaries) and (v) Shares are delivered to the Agents pursuant to a Terms Agreement and (B) upon delivery of a notice to the Agents, the Forward Sellers and the Forward Purchasers that the Company intends to recommence sales after a Suspension Period (as defined below) in accordance with Section 3(u) hereof (such commencement date, any such recommencement date, if applicable, and each such date referred to in clauses (A)(i) through (v) and (B) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers forthwith a certificate dated and delivered no later than the third business day following such date, in form reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, to the effect that the statements contained in the certificate(s) referred to in Section 4(c) are true and correct as of such date, as though made at and as of such time and modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided, however, that the obligation of the Company under this Section 3(r) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(s)           Company Counsel Legal Opinions. No later than the third business day following each Representation Date, the Company shall cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers, dated as of such date and addressed to the Agents, the Forward Sellers and the Forward Purchasers, in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, the (i) written opinions and negative assurance letter of Skadden, Arps, Meagher & Flom LLP and (ii) written opinion of Cades Schutte LLP, each outside counsels for the Company, as described in Sections 4(d), 4(e) and 4(f), respectively. In lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Agents, the Forward Sellers and the Forward Purchasers with a “reliance letter” to the effect that the Agents, the Forward Sellers and the Forward Purchasers may rely on a prior opinion delivered under this Section 3(s) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date). The obligations of the Company under this Section 3(r) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(t)            Comfort Letters. No later than the third business day following each Representation Date, the Company shall cause the Company Accountants to deliver to the Agents, the Forward Sellers and the Forward Purchasers the comfort letter(s) described in Section 4(h). The obligation of the Company under this Section 3(t) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

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(u)           Due Diligence. The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents, the Forward Sellers, the Forward Purchasers or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, at each Representation Date or otherwise as the Agents, the Forward Sellers or the Forward Purchasers may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of the Company Accountants for one or more due diligence sessions with representatives of the Agents, the Forward Sellers, the Forward Purchasers and their counsel. The obligations set forth in the preceding sentence of this Section 3(u) shall be waived for any Representation Date occurring at a time at which the Company has informed the Agents, the Forward Sellers and the Forward Purchasers that it does not intend to sell Shares under this Agreement until notice to the contrary is provided, which waiver shall continue until the earlier to occur of the date the Company delivers an Agency Placement Notice or a Forward Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date (such time period, a “Suspension Period”). Following delivery of notice to the Agents, the Forward Sellers and the Forward Purchasers that the Company intends to recommence sales of Shares under this Agreement, the provisions of this Section 3(u) shall once again be operative.

(v)           Reservation of the Shares. The Company shall reserve and keep available at all times, free of preemptive rights, sufficient Shares to provide for the issuance of the maximum aggregate number of Shares authorized for issuance by the board pursuant to the terms of this Agreement for the purpose of enabling the Company to satisfy its obligations hereunder and any Master Forward Confirmation.

(w)          Trading. The Company hereby consents to the Agents, the Forward Sellers and the Forward Purchasers trading in the Common Stock for the Agents’, the Forward Sellers’ and the Forward Purchasers’ own accounts and for the accounts of their clients at the same time as sales of the Shares pursuant to this Agreement; provided, however, that such trading does not violate any applicable laws including applicable federal or state securities laws and all rules or regulations promulgated thereunder.

(x)            Deemed Representations and Warranties. The Company hereby agrees that each acceptance by an Agent or Forward Purchaser and its related Forward Seller of an offer to sell Shares hereunder shall be deemed to be (i) an affirmation to the Agents, the Forward Sellers and the Forward Purchasers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date and (ii) an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such acceptance, such Time of Sale or such Settlement Date, as the case may be).

(y)           Board Authorization. Prior to delivering notice of the proposed terms of an Agency Transaction, a Forward Transaction or a Principal Transaction pursuant to Section 1 (or at such time as otherwise agreed between the Company, the Forward Purchasers, the Forward Sellers and the Agents), the Company shall have (i) obtained from its board of directors or a duly authorized subcommittee thereof all necessary corporate authority for the sale of the Shares pursuant to the relevant Agency Transaction or Principal Transaction, as the case may be, and (ii) provided to the Agents, the Forward Sellers and the Forward Purchasers a copy of the relevant board resolutions or other authority.

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(z)           Offer to Refuse to Purchase. If to the knowledge of the Company any condition set forth in Section 4(a) of this Agreement shall not have been satisfied on the applicable Settlement Date, the Company shall offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Shares.

(aa)         Exchange Act Reports. The Company shall, subject to subsection (a) of this Section 3, (i) timely file all reports and any definitive proxy or information statements required to be filed by the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for the duration of the Prospectus Delivery Period, and (ii) disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K a summary detailing, for the relevant reporting period, the number of Shares sold through or to the Agents under this Agreement, the net proceeds received by the Company from such sales and the compensation paid by the Company to the Agents with respect to such sales. In lieu of compliance with the requirement set forth in clause (ii) of the immediately preceding sentence, the Company may prepare a prospectus supplement with such summary information and, at least once a quarter and subject to subsection (a) of this Section 3, file such prospectus supplement pursuant to Rule 424(b) under the Act (and within the time periods required by Rule 424(b) and Rule 430A, 430B or 430C under the Act).

4.             Conditions of the Obligations of the Agents, the Forward Sellers and the Forward Purchasers. The obligations of each Agent, the Forward Sellers and Forward Purchaser hereunder is subject to (i) the accuracy of the representations and warranties of the Company on the date hereof, on each Representation Date (or, if certificates, opinions, comfort letters or other documents are delivered pursuant to this Section 4 or Sections 3(r), 3(s) and 3(t) at a later date, such date) and as of each Time of Sale and Settlement Date, (ii) the performance of the Company of its obligations hereunder and (iii) the following additional conditions:

(a)           No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose are pending or are, to the best knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Shares under the securities or “Blue Sky” laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or, to the best knowledge of the Company, threatened by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Agents, the Forward Sellers and the Forward Purchasers and the Agents, the Forward Sellers or the Forward Purchasers did not object thereto.

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(b)           No Material Adverse Effects. Since the respective dates as of which information is included or incorporated by reference in the Registration Statement and the Prospectus, there has not been a Material Adverse Effect.

(c)           Officer’s Certificates. The Agents, the Forward Sellers and the Forward Purchasers shall have received, no later than the third business day following each Representation Date, one or more accurate certificates, dated such date and signed by an executive officer of the Company, in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, to the effect set forth in clauses (a) and (b) above and to the effect that:

(i)            each signer of such certificate has carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and each Permitted Free Writing Prospectus, if any;

(ii)           each of the representations and warranties of the Company contained in this Agreement are, as of such date, true and correct, except for those representation and warranties of the Company that speak solely as of a specific date, which are true and correct as of such date; and

(iii)          each of the covenants and agreements required herein to be performed by the Company on or prior to such date has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to such date has been duly, timely and fully complied with; provided, however, that the obligation of the Company under this Section 4(c) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(d)           Opinions of Counsel to the Company. The Agents, the Forward Sellers and the Forward Purchasers shall have received, no later than the third business day following each Representation Date, an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Company, dated such date and addressed to the Agents, the Forward Sellers and the Forward Purchasers, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers.

(e)           Opinions of Tax Counsel to the Company. The Agents, the Forward Sellers and the Forward Purchasers shall have received, no later than the third business day following each Representation Date, an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel for the Company, that, commencing with the Company’s taxable year ended December 31, 2017, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its actual method of operation through the date of the opinion has enabled, and its proposed method of operation will enable, it to continue to meet the requirements for qualification and taxation as a REIT, dated such date and addressed to the Agents, the Forward Sellers and the Forward Purchasers, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers.

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(f)            Opinions of Local Counsel to the Company. The Agents, the Forward Sellers and the Forward Purchasers shall have received, no later than the third business day following each Representation Date, an opinion of Cades Schutte LLP, special Hawaii counsel for the Company, dated such date and addressed to the Agents, the Forward Sellers and the Forward Purchasers, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers.

(g)           Opinion of Counsel to the Agents, the Forward Sellers and the Forward Purchasers. The Agents, the Forward Sellers and the Forward Purchasers shall have received, no later than the third business day following each Representation Date, an opinion and negative assurance letter of Jones Day, outside counsel for the Agents, the Forward Sellers and the Forward Purchasers, dated such date and addressed to the Agents, the Forward Sellers and the Forward Purchasers, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers; provided, however, that the obligation of Jones Day under this Section 4(g) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(h)           Company Accountants’ Comfort Letter. The Agents, the Forward Sellers and the Forward Purchasers shall have received, no later than the third business day following each Representation Date, a letter dated such date and addressed to the Agents, the Forward Sellers and the Forward Purchasers, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers from the Company Accountants (i) confirming that such Company Accountant is an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and information of the type ordinarily included in accountants’ “comfort letters” to sales agents in connection with registered “at the market” offerings with respect to the audited and unaudited financial statements and certain other financial information contained or incorporated by reference in the Registration Statement and the Prospectus (the first such letter, the “Initial Comfort Letter”) and (iii) in the case of any such letter after the Initial Comfort Letter, updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, as amended or supplemented to the date of such letter.

(i)            Due Diligence. The Company shall have complied with all of its due diligence obligations required pursuant to Section 3(u).

(j)            Compliance with Blue Sky Laws. The Shares shall be qualified for sale in such states and jurisdictions as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the relevant date such certificates, opinions, comfort letters or other documents are delivered pursuant to this Section 4 or Sections 3(r), (s) and (t).

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(k)           Stock Exchange Listing. The Shares (including the maximum number of shares of Common Stock deliverable upon settlement of all Forward Transactions) shall have received approval for listing on the Exchange prior to the applicable Settlement Date.

(l)            Regulation M. The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(m)          Additional Certificates. The Company shall have furnished to the Agents, the Forward Sellers and the Forward Purchasers such certificate or certificates, in addition to those specifically mentioned herein, as the Agents, the Forward Sellers and the Forward Purchasers may have reasonably requested as to the accuracy and completeness at each Representation Date (or, if certificates, opinions, comfort letters or other documents are delivered pursuant to this Section 4 or Sections 3(r), (s) and (t) at a later date, such date) of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at such Representation Date (or, if certificates, opinions, comfort letters or other documents are delivered pursuant to this Section 4 or Sections 3(r), (s) and (t) at a later date, such date) of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Agents, the Forward Sellers and the Forward Purchasers, provided, however, that the obligations under this Section 4(m) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

5.             Indemnification.

(a)           Indemnification of the Agents, the Forward Sellers and the Forward Purchasers. The Company shall indemnify and hold harmless the Agents, the Forward Sellers and the Forward Purchasers, the directors, officers, employees, affiliates and agents of each of the Agents, Forward Sellers and Forward Purchasers and each person, if any, who controls the Agents, the Forward Sellers and the Forward Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, without limitation, any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any indemnified party and any third party), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by the Agents, the Forward Sellers or the Forward Purchasers and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Agents, the Forward Sellers and the Forward Purchasers furnished in Schedule 2 hereof to the Company by the Agents, the Forward Sellers and the Forward Purchasers expressly for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

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(b)           Indemnification of the Company. The Agents, the Forward Sellers and the Forward Purchasers shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, employees, affiliates and agents, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Agents, the Forward Sellers and the Forward Purchasers, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Agents, the Forward Sellers and the Forward Purchasers furnished in Schedule 2 hereof to the Company by the Agents, the Forward Sellers and the Forward Purchasers expressly for inclusion in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus. This indemnity will be in addition to any liability that the Agents, the Forward Sellers and the Forward Purchasers might otherwise have.

(c)           Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 5 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 5 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 5(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 60 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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(d)           Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 5 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company, the Agents, the Forward Sellers or the Forward Purchasers, the Company, the Agents, the Forward Sellers or the Forward Purchasers shall contribute, severally, to the total losses, claims, liabilities, expenses and damages (including, without limitation, any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agents, the Forward Sellers and the Forward Purchasers, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company, the Agents, the Forward Sellers and the Forward Purchasers may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agents, the Forward Sellers and the Forward Purchasers on the other hand. The relative benefits received by the Company on the one hand and the Agents, the Forward Sellers and the Forward Purchasers on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company (including the proceeds under any Master Forward Confirmation assuming Physical Settlement (as such term is defined in the Master Forward Confirmation) on the Maturity Date (as such term is defined in the Master Forward Confirmation)) bear to the sum of (x) in the case of the Agents, (i) the total compensation to the Agents pursuant to Section 1(a)(vii) (in the case of one or more Agency Transactions) and (ii) the discounts and commissions received by the Agents as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements), (y) in the case of the Forward Sellers, the total compensation to the Forward Sellers pursuant to Section 1(a)(vii) (in the case of one or more Forward Transactions) and (z) in the case of the Forward Purchasers, the aggregate Spread (as such term is defined in the Master Forward Confirmation) received by such Forward Purchaser under the applicable Master Forward Confirmation (net of any related stock borrow costs or other costs or expenses actually incurred). If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agents, the Forward Sellers and the Forward Purchasers, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Agents, the Forward Sellers or the Forward Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this subsection (d) shall be deemed to include, for purpose of this subsection (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the sum of (i) the total compensation to such Agent pursuant to Section 1(a)(vii) (in the case of one or more Agency Transactions hereunder) and (ii) the discounts and commissions received by such Agent as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements), no Forward Seller shall be required to contribute any amount in excess of the aggregate compensation to the Forward Sellers pursuant to Section 1(a)(vii) (in the case of one or more Forward Transactions), no Forward Purchaser shall be required to contribute any amount in excess of the aggregate Spread (as such term is defined in the Master Forward Confirmation) received by such Forward Purchaser under the applicable Master Forward Confirmation net of any related stock borrow costs or other costs or expenses actually incurred and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this subsection (d), will notify any such party from whom contribution may be sought, but the omission so to notify will not relieve the party from whom contribution may be sought from any other obligation it may have under this subsection (d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

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(e)           Survival. The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of the Agents, the Forward Sellers and the Forward Purchasers and each person, if any, who controls the Agents, the Forward Sellers or the Forward Purchasers or any such affiliate within the meaning of the Act; and the obligations of the Agents, the Forward Sellers and the Forward Purchasers under this Section 5 shall be in addition to any liability which it may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agents, the Forward Sellers or the Forward Purchasers, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

6.             Termination.

(a)           The Company may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Agents, the Forward Sellers and the Forward Purchasers. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents, the Forward Sellers and the Forward Purchasers, shall remain in full force and effect notwithstanding such termination; (ii) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 3(l)), 5, 7(c), 7(e) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination; and (iii) the provisions of any Master Forward Confirmation then in effect shall remain in full force and effect notwithstanding such termination. In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Agents.

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(b)           Each Agent, Forward Seller and Forward Purchaser may terminate its own obligations under this Agreement in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents, the Forward Sellers and the Forward Purchasers, shall remain in full force and effect notwithstanding such termination; (ii) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 3(l)), 5, 7(c), 7(e) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination; and (iii) the provisions of any Master Forward Confirmation then in effect shall remain in full force and effect notwithstanding such termination. In the case of any purchase by the Agents pursuant to a Terms Agreement, the Agents may, by written notice to the Company, terminate its obligations pursuant to such Terms Agreement at any time prior to or on the Settlement Date only if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement and the Prospectus:

(i)            trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market;

(ii)           trading generally shall have been suspended or limited on or by, as the case may be, any “national securities exchange” (as defined in the Exchange Act), or minimum or maximum prices shall have been generally established on any such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority;

(iii)          a general banking moratorium shall have been declared by any of federal, New York or Hawaii authorities;

(iv)          the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;

(v)           if the Company or the Subsidiaries shall have sustained a loss material or substantial to the Company or the Subsidiaries by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

(vi)          if there shall have been a Material Adverse Effect.

39

(c)            This Agreement shall remain in full force and effect until the earliest to occur of (A) termination of this Agreement pursuant to subsection (a) or (b) above or otherwise by mutual written agreement of the parties, or (B) such date that the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement (including, without limitation, one or more Terms Agreements pursuant hereto) equals the Maximum Amount, in each case except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents, the Forward Sellers and the Forward Purchasers, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 3(l)), 5, 7(c), 7(e) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)           Any termination of this Agreement shall be effective on the date specified in the notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Sellers, the Forward Purchasers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares (including Forward Hedge Shares), such sale shall settle in accordance with the provisions of Section 1 (in the case of an Agency Transaction) or in accordance with the relevant Terms Agreement (in the case of a Principal Transaction).

7.             Miscellaneous.

(a)           Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (i) if to the Company, at the office of the Company, 822 Bishop Street, P.O. Box 3440, Honolulu, HI 96813, Attention: Clayton Chun, Executive Vice President, Chief Financial Officer & Treasurer (Telephone: 808-525-8401); with a copy (which shall not constitute notice) to Skadden, Arps, Slate, Meagher & Flom LLP, 1 Manhattan West, New York, NY 10001, Attention: Marc Gerber (Facsimile: 202-661-8280; Telephone: 202-371-7233) and Laura Kaufmann Belkhayat (Facsimile: 917-777-2439; Telephone: 212-735-2439), (ii) if to the Agents and/or the Forward Sellers, at the offices of: KeyBanc Capital Markets Inc., 127 Public Square, 7th Floor, Cleveland, Ohio 44114, Attention: Jaryd Banach, Michael Jones, John Salisbury, Nathan Flowers, Email: Jaryd.Banach@key.com; michael.c.jones@key.com; john.salisbury@key.com; nathan.flowers@key.com, Phone: (216) 689-3910; A.G.P./Alliance Global Partners, 590 Madison Avenue, New York, New York 10022, Attention: AGP At-The-Market (Telephone: 212-624-2060; Email: atm@allianceg.com); BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department, (Facsimile: 646-855-3073) with a copy to ECM Legal (Facsimile: 212-230-8730); Citizens JMP Securities, LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111; Janney Montgomery Scott LLC, 1717 Arch Street, Philadelphia, Pennsylvania 19103, Attention: David Lau (Telephone: 617-557-2971; Email: dlau@janney.com); Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: FSG Chief Counsel (Facsimile: 212-466-7991); and Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (Fax No.: 212-214-5918), and in each case with a copy (which shall not constitute notice) to Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, Attention: Michael J. Solecki, Esq. (Facsimile: 216-579-0212; Telephone: 216-586-7103), or (iii) if to the Forward Purchasers, as the offices of: KeyBanc Capital Markets Inc., 127 Public Square, 7th Floor, Cleveland, Ohio 44114, Attention: Jaryd Banach, Michael Jones, John Salisbury, Nathan Flowers, Email: Jaryd.Banach@key.com; michael.c.jones@key.com; john.salisbury@key.com; nathan.flowers@key.com, Phone: (216) 689-3910; A.G.P./Alliance Global Partners, 590 Madison Avenue, New York, New York 10022, Attention: AGP At-The-Market (Telephone: 212-624-2060; Email: atm@allianceg.com); Bank of America, N.A., One Bryant Park, 8th Floor, New York, New York 10036, Attention: Strategic Equity Solutions Group (Telephone: 646-855-6770; Email: dg.issuer_derivatives_notices@bofa.com); Citizens JMP Securities, LLC, 450 Park Avenue, 5th Floor, New York, New York 10022; Piper Sandler Financial Products II Inc., 1251 Avenue of the Americas, New York, New York 10020, Attention: FSG Chief Counsel (Facsimile: 212-466-7991); and Wells Fargo Bank, National Association, 30 Hudson Yards, New York, New York 10001-2170 (Email: CorporateDerivativeNotifications@wellsfargo.com), and in each case with a copy (which shall not constitute notice) to Jones Day, 250 Vesey Street, New York, New York 10281, Attention: Peter Petraro, Esq. (Facsimile: 212-755-7306; Telephone: 212-326-3843). Any such notice shall be effective only upon receipt. Any notice under Section 5 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing (which may include, in the case of the Agents, electronic mail to any Authorized Company Representative).

40

(b)           Arms Length. The Company acknowledges and agrees that each Agent, Forward Seller and Forward Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, each Agent, Forward Seller and Forward Purchaser is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agents, the Forward Sellers and the Forward Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Agents, the Forward Sellers and the Forward Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents, the Forward Sellers and the Forward Purchasers and shall not be on behalf of the Company.

(c)           Survival of Representations and Warranties. All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto (including, without limitation, any Terms Agreement) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agents, the Forward Sellers and the Forward Purchasers or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder.

(d)           Disclaimer of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement and any Master Forward Confirmation, including the determination of the terms of the offering and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents, the Forward Sellers and the Forward Purchasers, as applicable, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, the Agents, the Forward Sellers and the Forward Purchasers owe no fiduciary duties to the Company or its securityholders, creditors, employees or any other party, (iii) the Agents, the Forward Sellers and the Forward Purchasers have not assumed nor will they assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether the Agents, the Forward Sellers and the Forward Purchasers or their affiliates has advised or are currently advising the Company on other matters) and the Agents, the Forward Sellers and the Forward Purchasers have no obligation to the Company with respect to the offering of the Shares contemplated by this Agreement and the Master Forward Confirmations except the obligations expressly set forth in this Agreement and the Master Forward Confirmations, (iv) the Agents, the Forward Sellers and the Forward Purchasers and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) the Agents, the Forward Sellers and the Forward Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

41

(e)           Governing Law. THIS AGREEMENT AND EACH TERMS AGREEMENT AND MASTER FORWARD CONFIRMATION, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH TERMS AGREEMENT OR MASTER FORWARD CONFIRMATION, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement or any Terms Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

(f)            Recognition of U.S. Special Resolution Regimes.

(i)            In the event that any Agent, Forward Seller or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)           In the event that any Agent, Forward Seller or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent, Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 7(f), the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); the term “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); the term “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and the term “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

42

(g)           Counterparts. This Agreement, each Terms Agreement and each Master Forward Confirmation (including each Supplemental Confirmation) may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h)           Survival of Provisions Upon Invalidity of Any Single Provision. In case any provision in this Agreement, any Terms Agreement or any Master Forward Confirmation shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i)            Waiver of Jury Trial. EACH OF THE COMPANY, THE AGENTS, THE FORWARD SELLERS AND THE FORWARD PURCHASERS HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY TERMS AGREEMENT, ANY MASTER FORWARD CONFIRMATION OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(j)            Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Forward Placement Notice or any Amended Forward Placement Notice shall be adjusted to take into account any stock split effected with respect to the Shares.

(k)            Titles and Subtitles. The titles of the sections and subsections of this Agreement, any Terms Agreement or any Master Forward Confirmation are for convenience and reference only and are not to be considered in construing this Agreement, any Terms Agreement or any Master Forward Confirmation.

(l)            Entire Agreement. Other than the terms set forth in each Agency Placement Notice or Forward Placement Notice (or Amended Forward Placement Notice) delivered hereunder and each Terms Agreement or Master Forward Confirmation executed and delivered pursuant hereto, this Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. None of this Agreement, any Terms Agreement or any Master Forward Confirmation may be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Agents, the Forward Sellers, the Forward Purchasers and the Company.

[Signature page follows]

43

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agents, the Forward Purchasers, the Forward Sellers and the Company.

Very truly yours,

ALEXANDER & BALDWIN, INC.

By:	/s/ Clayton K.Y. Chun
	Name:	Clayton K.Y. Chun
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Equity Distribution Agreement]

AS AGENTS AND/OR FORWARD SELLERS Confirmed as of the date first above mentioned:
KEYBANC CAPITAL MARKETS INC.

By:	/s/ Jaryd Banach
	Name:	Jaryd Banach
	Title:	Managing Director, Equity Capital Markets

A.G.P./ALLIANCE GLOBAL PARTNERS

By:	/s/ Thomas J. Higgins
	Name:	Thomas J. Higgins
	Title:	Managing Director

BOFA SECURITIES, INC.

By:	/s/ Hicham Hamdouch
	Name:	Hicham Hamdouch
	Title:	Managing Director

Citizens JMP Securities, LLC

By:	/s/ Ryan Abbe
	Name:	Ryan Abbe
	Title:	Managing Director, Head of Real Estate Investment Banking

JANNEY MONTGOMERY SCOTT LLC

By:	/s/ Jordan Marin
	Name:	Jordan Marin
	Title:	Vice President, Capital Markets Group

PIPER SANDLER & CO.

By:	/s/ Connor Leahey
	Name:	Connor Leahey
	Title:	Director

[Signature Page to Equity Distribution Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ Rohit Mehta
	Name:	Rohit Mehta
	Title:	Executive Director

[Signature Page to Equity Distribution Agreement]

AS FORWARD PURCHASERS Confirmed as of the date first above mentioned: KEYBANC CAPITAL MARKETS INC.
By:	/s/ Jaryd Banach
	Name:	Jaryd Banach
	Title:	Managing Director, Equity Capital Markets

A.G.P./ALLIANCE GLOBAL PARTNERS

By:	/s/ Thomas J. Higgins
	Name:	Thomas J. Higgins
	Title:	Managing Director

BANK OF AMERICA, N.A.

By:	/s/ Christine Roemer
	Name:	Christine Roemer
	Title:	Managing Director

Citizens JMP Securities, LLC

By:	/s/ Ryan Abbe
	Name:	Ryan Abbe
	Title:	Managing Director, Head of Real Estate Investment Banking

PIPER SANDLER FINANCIAL PRODUCTS II INC.

By:	/s/ Kasi Subramanian
	Name:	Kasi Subramanian
	Title:	Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Elizabeth Alvarez
	Name:	Elizabeth Alvarez
	Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

Schedule 1

Authorized Company Representatives

Lance K. Parker
President and Chief Executive Officer
Tel: (808) 525-6611
Email: lparker@abhi.com

Clayton K.Y. Chun
Executive Vice President, Chief Financial Officer and Treasurer
Tel: (808) 525-6611
Email: cchun@abhi.com

Schedule 1–1

Schedule 2

Information Supplied by the Agents

None.

Schedule 2–1

Schedule 3

Issuer Free Writing Prospectuses

None.

Schedule 3–1

Exhibit A

Alexander & Baldwin, Inc.

Common Stock

Terms Agreement

[__________], 20[___]

[•]

Ladies and Gentlemen:

Alexander & Baldwin, Inc., a Hawaii corporation (the “Company”), proposes, subject to the terms and conditions stated herein, in Schedule hereto and in the Equity Distribution Agreement, dated August 13, 2024 (the “Equity Distribution Agreement”), between the Company, and the Agents, to issue and sell to [__________], as Agent[s], [__________] shares of the Company’s common stock, without par value (the “Purchased Shares”)[, and, solely for the purpose of covering over-allotments, to grant to the Agent[s] the option to purchase an additional [__________] shares of such common stock (the “Additional Shares”)].

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Equity Distribution Agreement.

[The Agent[s] shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares at the same purchase price per share to be paid by the Agent[s] to the Company for the Purchased Shares. This option may be exercised by the Agent[s] at any time (but not more than once) on or before the thirtieth day following the date of this Terms Agreement, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date, the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Shares.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Agent[s], as sales agent of the Company, of offers to purchase Shares in Agency Transactions is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.

Exhibit A–1

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore delivered to the Agent[s] is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Schedule hereto and subject the terms and conditions of the Equity Distribution Agreement incorporated herein as provided in the second immediately preceding paragraph, the Company agrees to issue and sell to the Agent[s], and the Agent[s] agree to purchase from the Company, the Purchased Shares at the time and place and at the purchase price set forth in the Schedule hereto.

[Remainder of Page Intentionally Blank]

Exhibit A–2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent[s] named below and the Company.

Very truly yours,

ALEXANDER & BALDWIN, INC.

By:
Name:
Title:

Accepted and agreed as of the date first above written:

[AGENT]

By:

Name:
Title:

Exhibit A–3

Schedule to Terms Agreement

[Price to Public:

USD [___.___] per share]

Purchase Price by the Agent[s]:

USD [___.___] per share Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Agents’ account, or the account of the Agents’ designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[__________], 20[___]

Closing Location:

[__________]

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Scheduled is annexed):

•	the officer’s certificate referred to in Section 4(c);

•	the legal opinions referred to in Section 4(d), 4(e), 4(f) and (g);

•	the “comfort letters” referred to in Section 4(h); and

•	such other documents as the Agent[s] shall reasonably request.

[Indemnity:

[__________]]

[Lockup:

In addition to, and without limiting the generality of, the covenant set forth in Section 3(o) of the Equity Distribution Agreement, [__________].]

Exhibit A–4

ANNEX A

Form of Master Forward Confirmation

[Filed as Exhibit 1.2]

Annex A–1

ANNEX B

Form of Forward Placement Notice

[Date]
[Forward Purchaser]
[Address]
Attention: [•]
[Forward Seller]
[Address]

Attention: [•]

Reference is made to the Equity Distribution Agreement, dated August 13, 2024 (the “Equity Distribution Agreement”), between the Company, the Agents and the Forward Purchasers. Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Distribution Agreement. This Forward Placement Notice relates to a “Forward”. The Company confirms that all conditions to the delivery of this Forward Placement Notice are satisfied as of the date hereof.

The Company confirms that it has not declared and will not declare any dividend, or caused or will cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, but excluding, the first Scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last Scheduled Trading Day of such Forward Hedge Selling Period.

Effective Date of Delivery of Forward Placement Notice (determined pursuant to Section [1(a)(ix)]):

Number of Days in Forward Hedge Selling Period:

First Date of Forward Hedge Selling Period:

Last Date of Forward Hedge Selling Period:

Specified Borrow Rate:

Maximum Specified Borrow Rate:

Forward Hedge Amount: $

Forward Hedge Selling Commission Rate: %

Annex B–1

Forward Price Reduction Dates		Forward Price Reduction Amounts
[Trade Date:]	$
[ ]	$
[ ]	$
[ ]	$
[Thereafter:]	$
Term:		[Months/Years]
Spread:		basis points

Minimum price (Adjustable by Company during the Forward Hedge Selling Period, and in no event less than $[ ] without your prior written consent, which consent may be withheld in your sole discretion): $     per share

Comments:

ALEXANDER & BALDWIN, INC.

By:
Name:
Title:

Annex B–2